EXHIBIT 5.1

                               LANHAM & ASSOCIATES
                                Attorneys at Law
                              45 Glen Echo, Unit A
                          Dove Canyon, California 92679
                            Telephone: (949)858-6773
                            Facsimile: (949)858-6774






                                                              July 3, 2001


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, DC  20549

Dear Sir/Madam:

                  Re: Cascadia Capital Corporation (the "Company") Registration of Common Shares

                       - SEC File Number 333-61442
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                  The following opinion is provided in connection with the
Company's registration of 2,200,000 outstanding common shares under a Form SB-2 registration statement and prospectus dated July 3, 2001 (SEC File Number 333-61442) (the "Registration Statement"). This opinion is restricted to the laws of the State of Nevada and applicable Federal Laws. After reasonable inquiry, we are of the opinion that the 2,200,000 common shares of the Company to be registered under the Registration Statement have been properly authorized and when sold will be legally issued as fully paid and non-assessable common shares of the Company.


                  Lanham & Associates consents to the filing of this opinion as an exhibit to the Registration Statement and consents to the reference to our firm in the Registration Statement.

                                                Yours truly,

                                                LANHAM & ASSOCIATES


                                                Per:     /s/Randall J. Lanham
                                                         Randall J. Lanham